                                                                     EXHIBIT 27

                              CONFIDENTIALITY AGREEMENT

    THIS AGREEMENT is made and entered into as of the 6th day of May, 1997, by and between NEW YORK STATE ELECTRIC & GAS CORPORATION ("NYSEG") , a New York corporation having its principal place of business at Ithaca-Dryden Road (no street number), Dryden, New York 13053, and CALENERGY COMPANY, INC. ("CalEnergy"), having its principal place of business at 302 South 36th St., Suite 400, Omaha, Nebraska 68131-3845.

                                     WITNESSETH:
                                     -----------

    CalEnergy wishes to disclose to NYSEG certain information which CalEnergy deems to be CalEnergy's confidential, proprietary and trade secret information with respect to matters relating to [*] and other potential natural gas users (the "Project"); and

    WHEREAS, NYSEG wishes to disclose to CalEnergy certain information which NYSEG deems to be NYSEG's confidential, proprietary and trade secret information with respect to the prices, other costs and issues relative to the potentiality that NYSEG or CalEnergy (either jointly or separately) may provide natural gas transportation service for the Project; and

    WHEREAS, both parties are willing to receive such information from the other under the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree with each other, for themselves, their successors and assigns, as follows:

    1. "Information" shall mean all information furnished by one party or its affiliates to the other party or its affiliates, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished, together with all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of a party or in the possession of any representative of a party.

    2. Unless otherwise agreed to in writing by the transmitting party, the receiving party shall (a) keep all Information confidential and not disclose or reveal any Information to any person other than the receiving party's employees, advisors, attorneys or accountants who are involved in the Project, and have a reasonable "need-to-know" such information, (b) inform the transmitting party of the identity of all such persons (other than the receiving party's employees) and cause them to agree in writing to comply with the terms of this

------------------
* Confidential treatment has been requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement, and (c) not use Information for any purpose other than in connection with the evaluation of the Project or transactions associated therewith. The receiving party will be responsible for any breach of the terms hereunder by it or by its Employees, advisors or representatives.

    3. This Agreement shall terminate two (2) years from the date first above written; provided, however that either party may terminate this Agreement earlier by giving ten (10) days prior written notice of termination to the other party. No termination of this Agreement shall affect a party's obligations hereunder with respect to Information disclosed to it prior to such termination. This Paragraph, and all obligations of the parties under this Agreement, shall survive such termination.

    4. The parties may copy the Information to the extent necessary for it to complete the purpose specified in Paragraph 2 above.

    5. Neither party's confidentiality obligations hereunder shall apply to any portion of the Information which:

         (a) has become a matter of public knowledge other than through an act or omission of the receiving party;

         (b) has been made known to the receiving party by a third party in accordance with such third party's legal rights without any restriction on disclosure;

         (c) was in the receiving party's possession prior to the disclosure thereof by the other party hereunder and was not acquired by the receiving party directly or indirectly from the other party or any person or entity in a relationship of trust and confidence with the transmitting party with respect to such Information; or

         (d)  The party is required by law to disclose.


    6. The receiving party shall return or destroy the Information (including all copies thereof) at the transmitting party's discretion promptly upon the earlier of (a) any termination of this Agreement and (b) upon completion of the purpose specified in Paragraph 2 above.

    7. This Agreement shall not be deemed to grant any rights with respect to the Information other than those expressly set forth herein and shall not be deemed to grant any license whatsoever with respect to any patents, inventions, copyrights, trademarks or trade secrets contained in said Information.

    8. Any notice by either party under this Agreement shall be sufficiently given if in writing and mailed by certified mail,

                                         -2-
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return receipt requested, addressed to the party to be notified at the address set forth below or at such other address as the party to be notified may from time to time designate by giving notice thereof in writing. Notice shall be complete upon such mailing except in the case of a notice to change an address in which case notice shall be complete when the notice is received by the addressee.


                        To NYSEG:      New York State Electric
                                         & Gas Corporation
                                       4500 Vestal Pkwy. East, P.O. Box 3607
                                       Binghamton, New York  13902-3607
                                       ATTN:  Michael I. German

                        To CalEnergy:  CalEnergy Company, Inc.
                                       302 South 36th St.
                                       Suite 400
                                       Omaha, Nebraska  68131-3845
                                       ATTN:  J. Douglas Divine



    9. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the Project and sets forth the entire understanding of said parties with respect thereto and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by both of the parties hereto.

    10. Neither party shall assign or transfer this Agreement, or its rights or obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any act in derogation of the foregoing shall be null and void.


    11. This Agreement shall be governed by and construed in accordance with the law of the State of New York, exclusive of its choice of law rules.

    12. The parties to this Agreement hereby submit and consent to the exclusive jurisdiction of the Federal District Courts for the Southern District of New York and for the Northern District of New York, in any action brought to enforce (or otherwise relating to) this Agreement. In addition, said parties hereby agree that venue shall be proper in each of said courts. Each party irrevocably waives any objection that it now has, or that it may have in the future, to such jurisdiction and venue.


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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       NEW YORK STATE ELECTRIC & GAS
                                       CORPORATION
WITNESS:


 /s/ Deborah W. Jenison                By:  /s/  Michael I. German
----------------------------                ---------------------------
                                                 Michael I. German
                                       Title:  Senior Vice President,
                                                 as Business Unit



                                       CALENERGY COMPANY, INC.

WITNESS:                               By:  /S/  J. Douglas Divine
                                            ---------------------------
                                                 J. Douglas Divine
/s/ Maureen M. Burns                   Title:  Vice President, Strategic
--------------------                             Planning





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STATE OF NEW YORK  :
                   :    ss.:
COUNTY OF BROOME   :

    On the 7th day of May, 1997, before me personally came Michael I. German, to me known, who, being by me duly sworn, did depose and say that he resides in Chenango Bridge, New York, that he is the Senior Vice President, Gas Business Unit of NEW YORK STATE ELECTRIC & GAS CORPORATION, the corporation described in and which executed the above instrument, and that he signed his name thereto by authority of the board of directors of said corporation.

                                  /S/ Nancy M. Santucci
                                  -----------------------------
                                  Notary Public

                                            [NOTARIAL SEAL]

STATE OF NEBRASKA  :
                   :    ss.:
COUNTY OF DOUGLAS  :



    On the 9th day of May, 1997, before me personally came J. Douglas Divine, to me known, who, being by me duly sworn, did depose and say that he resides in Omaha, Nebraska, that he is the Vice President, Strategic Planning of CalEnergy Company, Inc., the corporation described in and which executed the above instrument, and that he signed his name thereto by authority of the board of directors of said corporation.

                                  /s/ Virginia Mortensen
                                  -----------------------------
                                  Notary Public

                                            [NOTARIAL SEAL]




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